EXHIBIT 4.2

ArcSight, Inc. 2002 Stock Plan

(Adopted on March 29, 2002)
 (as Amended and Restated through January 24, 2007)

SECTION 1.           ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock.  The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares.  Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 12.

SECTION 2.           ADMINISTRATION.

(a)           Committees of the Board of Directors.  The Plan may be administered by one or more Committees.  Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors.  Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it.  If no Committee has been appointed, the entire Board of Directors shall administer the Plan.  Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b)           Authority of the Board of Directors.  Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan.  All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

SECTION 3.           ELIGIBILITY.

(a)           General Rule.  Only Employees, Outside Directors and Consultants shall be eligible for the grant of Nonstatutory Options or the direct award or sale of Shares.  Only Employees shall be eligible for the grant of ISOs.

(b)           Ten-Percent Stockholders.  A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for designation as an Optionee or Purchaser unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, (ii) the Purchase Price (if any) is at least 100% of the Fair Market Value of a Share and (iii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five years from the date of grant.  For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4.           STOCK SUBJECT TO PLAN.

(a)           Basic Limitation.  No additional grants shall be made under the Predecessor Plan on or after January 1, 2002.  Not more than 40,390,9371 Shares may be issued under this Plan (subject to Subsection (b) below and Section 8).  The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.  Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

(b)           Additional Shares.  In the event that Shares previously issued under this Plan (after January 1, 2002) or the Predecessor Plan are reacquired by the Company pursuant to a forfeiture provision, right of repurchase or right of first refusal, such Shares shall be added to the number of Shares then available for issuance under this Plan.  However, the aggregate number of Shares issued upon the exercise of ISOs (including Shares reacquired by the Company) shall in no event exceed 300% of the number specified in Subsection (a) above.  In the event that an outstanding Option or other right under this Plan for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option or other right shall not reduce the number of Shares available for issuance under the Plan.  In the event that any outstanding option granted under the Predecessor Plan for any reason expires or is canceled (after January 1, 2002), the Shares allocable to the unexercised portion of such option shall become available for all purposes under this Plan.

SECTION 5.           TERMS AND CONDITIONS OF AWARDS OR SALES.

(a)           Stock Purchase Agreement.  Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company.  Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement.  The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

(b)           Duration of Offers and Nontransferability of Rights.  Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company.  Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

1 Reflects a decrease of 2,640,575-shares approved by the Board of Directors on September 26, 2002, an increase of 375,763-shares rolled over from the Predecessor Plan, an increase of 5,500,000-shares approved by the Board of Directors on March 25, 2004, an increase of 1,300,000-shares approved by the Board of Directors on February 3, 2005, an increase of 5,300,000-shares approved by the Board of Directors on May 26, 2005, an increase of 4,032,363-shares approved by the Board of Directors on September 15, 2005 and an increase of 10,367,441-shares approved by the Board of Directors on January 24, 2007.   Such number excludes the additional Shares that have and will become available for grant under this Plan upon forfeiture, repurchase, expiration, cancellation or other reacquisition of Shares, or Shares subject to options or other rights, issued under the Predecessor Plan as set forth in Section 4(b).

(c)           Purchase Price.  The Purchase Price of Shares to be offered under the Plan shall not be less than 85% of the Fair Market Value of such Shares, and a higher percentage may be required by Section 3(b).  Subject to the preceding sentence, the Board of Directors shall determine the Purchase Price at its sole discretion.  The Purchase Price shall be payable in a form described in Section 7.

(d)           Withholding Taxes.  As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

(e)           Restrictions on Transfer of Shares and Minimum Vesting.  Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine.  Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.  In the case of a Purchaser who is not an officer of the Company, an Outside Director or a Consultant:

(i)           Any right to repurchase the Purchaser’s Shares at the original Purchase Price (if any) upon termination of the Purchaser’s Service shall lapse at least as rapidly as 20% per year over the five-year period commencing on the date of the award or sale of the Shares;

(ii)          Any such right may be exercised only for cash or for cancellation of indebtedness incurred in purchasing the Shares; and

(iii)         Any such right may be exercised only within 90 days after the termination of the Purchaser’s Service.

SECTION 6.           TERMS AND CONDITIONS OF OPTIONS.

(a)           Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b)           Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.  The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c)           Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price.  The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b).  The Exercise Price of a Nonstatutory Option shall not be less than 85% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b).  Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion.  The Exercise Price shall be payable in a form described in Section 7.

(d)           Exercisability.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable.  No Option shall be exercisable unless the Optionee has delivered an executed copy of the Stock Option Agreement to the Company.  In the case of an Optionee who is not an officer of the Company, an Outside Director or a Consultant, an Option shall become exercisable at least as rapidly as 20% per year over the five-year period commencing on the date of grant.  Subject to the preceding sentence, the Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion.

(e)           Basic Term.  The Stock Option Agreement shall specify the term of the Option.  The term shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b).  Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(f)           Termination of Service (Except by Death).  If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following occasions:

(i)           The expiration date determined pursuant to Subsection (f) above;

(ii)          The date 30 days after the termination of the Optionee’s Service for any reason other than Cause, retirement at or after age 65, or Disability, or such later date as the Board of Directors may determine;

(iii)         The date of the termination of the Optionee’s Service for Cause, or such later date as the Board of Directors may determine;

(iv)         The date 12 months after the Optionee’s retirement at or after age 65, or such other date as the Board of Directors may determine; or

(v)          The date 12 months after the termination of the Optionee’s Service by reason of Disability, or such other date as the Board of Directors may determine (but not less than six months after the termination of the Optionee’s Service by reason of Disability).

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).  The balance of such Options shall lapse when the Optionee’s Service terminates.  In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

(g)           Leaves of Absence.  For purposes of Subsection (g) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(h)           Death of Optionee.  If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i)           The expiration date determined pursuant to Subsection (f) above; or

(ii)          The date 12 months after the Optionee’s death, or such later date as the Board of Directors may determine.

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death).  The balance of such Options shall lapse when the Optionee dies.

(i)           Restrictions on Transfer of Shares and Minimum Vesting.  Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine.  Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.  In the case of an Optionee who is not an officer of the Company, an Outside Director or a Consultant:

(i)           Any right to repurchase the Optionee’s Shares at the original Exercise Price upon termination of the Optionee’s Service shall lapse at least as rapidly as 20% per year over the five-year period commencing on the date of the option grant;

(ii)          Any such right may be exercised only for cash or for cancellation of indebtedness incurred in purchasing the Shares; and

(iii)         Any such right may be exercised only within 90 days after the later of (A) the termination of the Optionee’s Service or (B) the date of the option exercise.

(j)           Transferability of Options.  An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence.  If the applicable Stock Option Agreement so provides, an NSO shall also be transferable by the Optionee by (i) a gift to a member of the Optionee’s Immediate Family or (ii) a gift to an inter vivos or testamentary trust in which members of the Optionee’s Immediate Family have a beneficial interest of more than 50% and which provides that such NSO is to be transferred to the beneficiaries upon the Optionee’s death.  An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

(k)           Withholding Taxes.  As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.  The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(l)           No Rights as a Stockholder.  An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(m)           Modification, Extension and Assumption of Options.  Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

SECTION 7.           PAYMENT FOR SHARES.

(a)           General Rule.  The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7.

(b)           Surrender of Stock.  To the extent that a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee.  Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised.  The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c)           Services Rendered.  At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

(d)           Promissory Note.  To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, all or a portion of the Exercise Price or Purchase Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note.  However, the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents.  The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon.  The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code.  Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(e)           Exercise/Sale.  To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(f)           Exercise/Pledge.  To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 8.           ADJUSTMENT OF SHARES.

(a)           General.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

(b)           Change in Control.  In the event that the Company is subject to a Change in Control specified in Section 12, outstanding Options shall be subject to the agreement governing such Change in Control.  Such agreement may provide for:

(i)           The continuation of such outstanding Options by the Company (if the Company is the surviving corporation);

(ii)          The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

(iii)         The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options;

(iv)         The full exercisability of such outstanding Options and full vesting of the Shares subject to such Options, followed by the cancellation of such Options;

(v)          The settlement of the full value of such outstanding Options (whether or not then exercisable) in cash or cash equivalents, followed by the cancellation of such Options; or

(vi)         Any other action permitted by applicable law.

(c)           Reservation of Rights.  Except as provided in this Section 8, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class.  Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option.  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.           SECURITIES LAW REQUIREMENTS.

(a)           General.  Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

(b)           Financial Reports.  The Company each year shall furnish to Optionees, Purchasers and stockholders who have received Stock under the Plan its balance sheet and income statement during the period such Optionee, Purchaser or stockholder has awards or Options outstanding, unless such Optionees, Purchasers or stockholders are key Employees whose duties with the Company assure them access to equivalent information.  Such balance sheet and income statement need not be audited.

SECTION 10.        NO RETENTION RIGHTS.

Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of the Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11.        DURATION AND AMENDMENTS.

(a)           Term of the Plan.  The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders.  If the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred under the Plan shall be rescinded and no additional grants, exercises or sales shall thereafter be made under the Plan.  The Plan shall terminate automatically 10 years after the later of (i) its adoption by the Board of Directors or (ii) the most recent increase in the number of Shares reserved under Section 4 that was approved by the Company’s stockholders.  The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b)           Right to Amend or Terminate the Plan.  The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 8) or (ii) materially changes the class of persons who are eligible for the grant of ISOs.  Stockholder approval shall not be required for any other amendment of the Plan.  If the stockholders fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.

(c)           Effect of Amendment or Termination.  No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination.  The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 12.        DEFINITIONS.

(a)           “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b)           “Cause” shall mean (except as may otherwise be defined in an Optionee’s employment agreement or Option agreement) that the Board of Directors determines reasonably and in good faith that the Optionee (i) committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company, (ii) deliberately and repeatedly violated the rules of the Company or the valid instructions of the Board of Directors or an authorized officer of the

Company, (iii) made any unauthorized disclosure of any of the secrets or confidential information of the Company, (iv) induced any client or customer of the Company to break any contract with the Company or (v) engaged in any conduct that could reasonably be expected to result in loss, damage or injury to the Company.

(c)           “Change in Control” shall mean (except as may otherwise be defined in an Optionee’s employment agreement or Option agreement) the occurrence of any of the following events:

(i)           any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a “combination transaction”) in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an “Acquiring Stockholder,” as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; where an  “Acquiring Stockholder” means a stockholder or stockholders of the Company that (a) merges or combines with the Company in such combination transaction or (b) owns or controls a majority of another corporation that merges or combines with the Company in such combination transaction;

(ii)          any acquisition by any Person (including any “person” within the meaning of Section 13(d) of the Exchange Act) as a result of which, such Person (or any Group of which such Person is a member) becomes a Beneficial Owner of 50% or more of the issued and outstanding shares of voting stock of the Company in any single transaction or a series of related transactions; where “Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or government, political subdivision, agency or instrumentality, and “Group” means two or more Persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of the applicable securities referred to herein; or

(iii)         any sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(d)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)           “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(f)           “Company” shall mean ArcSight, Inc., a Delaware corporation.

(g)           “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(h)           “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(i)           “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j)            “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(k)           “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith.  Such determination shall be conclusive and binding on all persons.

(l)           “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(m)          “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(n)           “Nonstatutory Option” or “NSO” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(o)           “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(p)           “Optionee” shall mean a person who holds an Option.

(q)           “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(r)           “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(s)           “Plan” shall mean this ArcSight, Inc. 2002 Stock Plan.

(t)           “Predecessor Plan” shall mean the ArcSight, Inc. 2000 Stock Incentive Plan.

(u)           “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

(v)           “Purchaser” shall mean a person to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(w)          “Service” shall mean service as an Employee, Outside Director or Consultant.

(x)           “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(y)           “Stock” shall mean the Common Stock of the Company, with a par value of $0.00001 per Share.

(z)           “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(aa)         “Stock Purchase Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(bb)        “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.